[EXHIBIT 10.1]
                            LEASE

THIS AGREEMENT, made this 21st day of December 2005 between
Taub Investments herinafter called OWNER, with an address at
----------------
41 D Germay Drive, Wilmington, DE 19804
---------------------------------------

                             AND

PSI-TEC CORPORATION hereinafter called TENANT with an
-------------------
address at Beacon Hill Development Center, 2320  Lighthouse
           ------------------------------------------------
Lane, Wilmington, DE 19810.
--------------------------

PREMISES

     WITNESSETH, That Owner has leased to Tenant as Tenant
has leased from owner, all those certain premises in the
state of Delaware, New Castle County, described as follows:
41 A Germay Drive, Wilmington, DE 19804 consisting of
-----------------------------------------------------
approximately +/- 1,400 square feet of warehouse/office
-------------------------------------------------------
space as shown on Exhibit A upon the following terms and
---------------------------
conditions:

TERMS/RENT

  1.   The term of this lease is Three(3) years beginning on
                                 --------------
     the first day of January 2006, and ending on the 31st day of December, 2008 at the rent of

Year                         Monthly rent
-----------------------------------------
1/1/06 to 12/31/06            $675.00

1/1/07 to 12/31/07            $695.00

1/1/08 to 12/31/08            $716.11

Each beginning on the 1st day of January, 2006, and continuing on the 1st day of each month thereafter, at the office of 41 D Germay Drive, Wilmington, DE, 19804 during business hours, or at such other place as owner may in writing from time to time direct, and Tenant does for itself, it's successors and assigns, covenant the promise to pay said rent without further notice. Rents are due promptly on the first day of each month; and in the event the Tenant becomes delinquent for more than 5 days after the due date, Tenant authorizes Landlord to impose a 95%0 per month late charge; and in the event the Tenant becomes delinquent for more than (30) days after the due date, Tenant authorizes the Landlord to enter premises and take possession. The owner shall have the right to change locks, discontinue utilities in the Tenant's name and to take any legal action necessary to recover delinquent rents. A late fee in the amount of 5% of the monthly rent shall be charged if rent is not paid in full by the 5th day after the due date.

USE OF PREMISES

  2. Tenant may use and occupy said premise for the
     following purpose:  Warehouse, laboratory and general office
                         ----------------------------------------
     and for no other purpose, except with the prior written consent of the Owner.

  Tenant shall comply with all applicable City, County and State Laws, ordinances, and regulations, and with the rules and regulations of the Local Board of Underwriters with respect to use and occupancy of the said premises.
  Tenant shall not permit the conduct of any business, trade or occupation on said premises, or anything to be done thereon, which may void or make voidable any policy of insurance held by Owner thereon. Tenant shall keep the demise and all improvements and fixtures in good condition, order and repair, throughout the term of the lease.


POSSESSION

  3. Tenant agrees that in the event of the liability of Owner to deliver possession of the premises at the commencement of the lease term, Owner shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Tenant shall not be liable for any rent until such time as Owner can and does offer to deliver possession of the premises to Tenant and the total rent payable by Tennant and the commencement date of the lease term shall both be adjusted accordingly.



SERVICES

  4. The parties agree that each shall, subject to further provisions hereof, furnish and pay for the services and items assigned to them below, in addition to the other considerations recited herein:

     A.  Heat as required                                     Tenant
     B.  Air Conditioning as required                         Tenant
     C.  Electricity for ordinary lighting and for office
         machines                                             Tenant
     D. Maintenance of plumming, heating air conditioning Tenant and electric equipment
     E.  Water and Sewer rent(pro rata share)                 Tenant
     F.  Clearing of ice and snow from sidewalks; sanding     Tenant
         And or salting
     G.   Replacement of broken window glass                  Tenant
     H.   Janiter and cleaning service                        Tenant
     I.   Window washing                                      Tenant
     J.   Ordinary repairs                                    Tenant
     K.   Ordinary repairs and maintenance                    Tenant
     L.   Structural repairs                                  Tenant
     M. Parking lot maintenance, including plowing, etc Tenant When necessary ( pro rata share CAM)

     N.   Roof repairs and maintenance                        Tenant
     O.   Rubbish removal                                     Tenant
     P.   Security                                            Tenant
     Q.   Light bulb replacement                              Tenant
     R.   Overhead door and opener repair & maintenance       Tenant
     S.   Real estate taxes & hazards insurance               Tenant


     Owner shall not be liable for any failure to furnish the services and items assigned to it above if such failure is due to a shortage of materials, supplies, labor, services and other cause beyond it's control.

SIGN

  5. No sign, advertisement, notice shall be inscribed, painted or affixed on any part of the outside or inside of said building without the written consent of the Owner, which consent Owner agrees not to withhold reasonability.

SUBLETTING

  6. Tenant shall not sublet, transfer or in any manner dispose of the said premises or any part thereof, for all or any part, of the term hereby granted, without the prior written consent of the owner, such consent shall not be unreasonably withheld. If the Tenant merges into or consolidates with, or liquidates or sells al or a substantial part of it's assets to any person, corporation or organization of any kind, such action shall constitute an assignment or transfer of the premises within the meaning of the lease.

PEACEABLE SURRENDER OF PREMISES

  7. On the last day of the lease term as presently written, or on the last day of any renewal or extension thereof, or upon sooner termination by mutual written agreement, Tenant shall peaceably surrender the premises in as good a condition as reasonable and proper use will permit. Any personal property left upon the premises shall be deemed abandoned by the Tenant. Tenant shall leave the premises broom clean.

ALTERATIONS

  8. Tenant shall not make any alterations, additions or improvements to the said premises without the prior written consent of the owner. In no event shall any structural change or any other change or modification be made to structure, heating, electrical or pluming services be undertaken by Tenant or employee or agent of Tenant. Any approved additions, alterations or improvements shall be done in accordance wit the applicable State and County Laws and Ordinances and building and zoning rules and regulations. Tenant hereby expressly assumes full responsibility for all damages and for injuries which may result, to any person or property by reason of or resulting from said alterations, additions or improvements and shall hold owner harmless with respect thereto.

  Any alterations, additions, or improvements made in, to or on the premises shall, unless otherwise provided by written agreement, be the property of Owner, and shall remain upon and be surrendered with the premises, except for the Tenants Trade fixtures. Tenant shall pay, when due, any and all sums of money that may be due for any and all labor, services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for Tenant in, on or about the premises, and which may be secured by any mechanic's materialmen's or other lien against the premises or of Owner's interest therein, and Tenant shall cause each such lien to be fully discharged and released at the time and performance of any obligation secured by and such lien matures or becomes due.


LIABILITY

  9. Owner in no event shall be liable for any damage or injury to Tenant or any agent or employee of Tenant, or to any person or persons coming upon the said premises in connection with the occupancy by Tenant or otherwise , or to any goods, chattels, or other property of Tenant, or any other person or persons which may, during the term of this lease, be located in said premises, caused and contributed by water, rain, snow, breakage of pipes, leakage, or by any other cause except the willful negligence of the Owner, it's agents or employees.

OWNER'S INSPECTON

  10. Owner and persons designated by it to have the right to enter the said premises at reasonable hours to examine the same and to do such work as Owner is obligated to do under the terms hereof, or to do such work as Owner shall deem necessary for the safety or preservation of the said premises; provided however, that the same shall not interfere reasonably with the conduct of the Tenant's business.

FIRE

  11. If fire or casualty to the rental unit occurs without fault of the part of Tenant, or other person on premises with Tenant's consent, thereby rendering the premises or appurtenances necessary to the use thereof partially or wholly unusable, the Tenant may:

  a) if the premises is totally destroyed by fire or other casualty; immediately quit the premises and notify Owner in writing of Tenant's election to quit within (1) week after vacating, in which case the rental agreement shall terminate as of the date of such notice. If Tenant fails to notify Owner of Tenant's election to quit Tenant shall be liable for rent accruing to the date of Owner's actual knowledge of Tenant's vacation, or impossibility of further occupancy ; or,

  b) if continued occupancy is otherwise lawful, Tenant may vacate any part of the premises rendered unusable by the fire or casualty, in which case the Tenant's liability for rent shall be no more than the market value of that part of the premises which Tenant continues to use and occupy.


INDEMNITY

 12. Tenant for itself, it's successors and assigns, covenants and agrees to indemnify and hold harmless Owner, it's successors and assigns, of and from any and all damages and for liability from anything whatsoever for arising from or out of, or in connection with the occupancy of the said premises by Tenant, it's agents or servants, and for itself, it's successors and assigns, does hereby release Owner, it's successors and assigns from any change or damage of liability arising from anything in connection with the occupancy of the Tenant of the said premises, unless the same shall be caused by the negligence of the Landlord, it's agents, or employees.

 13. In the event Tenant's occupancy causes any increase in premium for the fire, boiler and/or casualty rates on the leased premises or the building of which they are a part above the rate for the least hazardous type of occupancy legally permitted in the leased premises, the Tenant shall pay the additional premium on the fire boiler and/or casualty insurance policies by reason thereof. The Tenant shall also pay in such event, any additional premium on the rent insurance policy that may be carried by the Owner for it's protection against rent loss through fire.. Bills for such additional premium shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and paid as additional rent.

BREACH OR DEFAULT BY TENANT

  14. Any breach by Tenant of any conditions of this lease, not including payment of rent, may be cured by Owner for the account of and at the expense of Tenant, and any sums so advanced shall be paid to Owner on the first day of the following month.

  Should Tenant be in default of any of the terms or conditions of this lease, while such default continues, neither the whole or any part of the furniture, equipment or supplies located in the premises shall be removed there from, except with the written consent of Owner, first obtained.


REAL ESTATE TAXES AND BUILDING INSURANCE

 15. Tenant will pay it's pro rata share all real property taxes which have been, or may be assessed by any lawful authority against the land and improvements. Should such aforesaid taxes exceed, in any subsequent lease year, the amount paid for the first full year of taxes assessed against the land and improvements, the Tenant shall pay as additional rent Tenant's proportionate share of the total increase, based upon the percentage of increase over the taxes in the first lease year. Tenant shall also pay for it's pro rata share of Owner's cost of fire, hazard and liability insurance maintained by owner for the building and common areas which the premises is a part. Invoices for the above items shall be payable by Tenant within 15 days of receiving invoice from owner.

INSURANCE

  16. Tenant shall maintain in full force and effect, at it's sole cost and expense, during the term of this lease or any renewal or extension thereof, (i) public liability insurance including contractual liability, with respect to the leased premises in companies and in form acceptable to Owner, providing on an occurrence basis, a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, and (ii) fire and extended coverage insurance on Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property, and Tenant's leasehold improvements. Such a policy shall name Owner and Tenant as insured's as their interest shall appear, and shall be affected by valid and enforceable policies issued by insurers of recognized responsibility satisfactory to Owner. Policy shall also contain a provision that said policy shall not be cancelled except after Ten (10) days written notice to Owner. The policy shall expressively waive and bar any claim of subrogation against Owner. Appropriate certificates shall be furnished to Owner by Tenant to prove issuance of such policies and their coverage.

PERSONAL PROPERTY TAXES

  17. Tenant shall be liable for the payment of all taxes levied against any personal property or trade fixtures placed in, on, or about the premises, including shelves, counters, vaults, vault doors, wall safes, partitions, machinery, electrical or electronic equipment. If Owner is required to pay any of such taxes, Tenant, upon demand, agrees to reimburse Owner therefore.

BANKRUPTCY

  18. In the event Tenant shall file voluntary petition in bankruptcy, make an assignment for the benefit of creditors, or be adjudged a bankrupt, or if a receiver, trustee, or custodian is appointed for Tenant by any court, or if Tenant files any petition for relief under any section of the bankruptcy laws of the United States now in force or hereafter enacted, or if Tenant takes advantage of any insolvency act of ant state or the United States now in force or hereafter enacted, or if the interest of the Tenant shall be sold under any execution or other legal process, issued out of any court, or if Tenant shall abandon or vacate the said premises during the said term, or if Tenant shall break any promise or covenant on it's part to be performed, then in any such even it shall be lawful for owner, at any time thereafter, at it's option, while the same continues, if it shall continue for a period of Ten(10) days, upon ten(10) days written notice Tenant to enter said premises and again have possession thereof and occupy the same as id the lease had not been made, and thereupon this lease and everything contained herein upon the part of the owner to be done and performed , shall cease and become null and void, without prejudice to the right of Owner to recover from Tenant by distraint , attachment or other legal process, all rents or additional rents due and owing according to the terms of this lease, or any damages resulting from the violation of this lease or the terms hereof.

SECURITY DEPOSIT

  19. Tenant has deposited with Owner $1,575.00, receipt whereof is hereby acknowledged, a security for the full and faithful performance of each and every term, provision, covenant and condition of this lease. In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this lease, including but not limited to the payment of rent, Owner may use, apply, or retain the whole or any part of such security for the payment of any rent in default or for any other sum which owner may spend or be required to spend, by reason of Tenant's default. Should tenant faithfully and fully comply with all the terms, provisions, covenants, and conditions of this lease, the security deposit or any balance thereof shall be returned to Tenant at the expiration of the term hereof. Tenant shall not be entitled to any interest on said security deposit.

  20. The failure of owner to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that owner may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

EMINANT DOMAIN

  21. If the whole or any part of the premises leased to Tenant shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease on the part so taken on the date possession of the part is surrendered and any unearned rent paid or credited in advance shall be refunded, and from that day, Tenant shall have the right either to cancel this lease and to declare the same null and void, or to continue in possession of the remainder of the premises under the terms herein provided, except that the rent shall be reduced in proportion to the portion of the premises taken. Tenant shall notify owner within thirty (30) days after notification by the owner and/or such public authority of the intention to take a portion of the premises leased to tenant of it's intention to cancel the lease; otherwise, the lease shall continue on the terms and conditions hereinbefore stated as to the portion not taken for the remainder of the term. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by owner. Tenant at it's own expense may take independent proceedings against the public authority exercising the power of eminent domain to prove and establish any damage Tenant may have sustained.

ABSENCE FROM PREMISES

  22. At any time during the term of this lease or any renewal or extension thereof, Tenant agrees to inform owner in writing, if and when premises are due to be unoccupied for an extended period of time (10 working days or more); such notice will be given no later than the first day of such absence.

  23. Time is of the essence of this lease.

SUBORDINATION

  24. Tenant agrees that this lease shall be subordinate to any mortgages or trust deeds which may now be in effect or hereafter be placed upon the real property of which the demised premises form a part, and to any and all advances made or to be made thereunder.

NOTICES

  25. Any notice provided for herein shall be given by registered mail , postage prepaid, addressed, if to Owner at Taub Investments at 41 Germay Drive, Wilmington, DE 19804 and if to Tenant at PSI-TEC Corporation; Beacon Hill
      Development Center, 2320 Lighthouse Lane, Wilmington, DE
      19810 Atten: Andrew Ashton

TERMINATION

  26. Subject to the options to renew provided in the Rider, it is agreed that this lease shall be terminate without notice by either party, upon the expiration of the period specified in Paragraph 1 hereof.

HOLDOVER

  27. Any holding over after the expiration of the term hereof, without the written consent of owner, shall be construed to be a tenancy from month to month at one and one half (1and 1/2) hereinbefore specified . If owner's written consent is granted, the rent shall be at the amount being paid at expiration date of this lease.

RIDER

  28. A Rider consisting of One(1) pages , with sections numbered consecutively N/A through N/A is attached hereto and made part hereof.

NO OPTION

  29. The submission of this lease for examination does not constitute a reservation of or option for the leased premises and this becomes effective as a lease only upon execution thereof by Owner and Tenant. If this lease is not executed by both parties and fully executed copies delivered to both parties by then, this lease shall be null and void.

COMMISSION

  30. In consideration of it's services in negotiating this lease, Owner, it's successors or assigns, agrees to pay Stoltz Realty Co. it's successors or assigns, a commission equal to four percent (4%) upfront for the term of this lease and for any extension or renewal. In the event said commission is not paid within thirty(30) days of the due date, Stoltz Realty Co. shall have the right to accelerate payment of the balance of future commissions base upon the Tenant exercising all options to renew and extend this lease and all such future commissions shall become due and payable at once upon demand.

  If the tenant or any assigns of tenant or any form of ownership in which tenant is connected with, purchase the real estate which the premises are a part, during the term of this lease or any extension thereof, and for 180 days after this lease, or any extension thereof, expires, Owner, it's successors or assigns, agrees to have Stoltz Realty Co., it' successors or assigns, represent the owner in the transaction and pay a commission equal to 6 percent of the sales price (gross consideration),

       The owner agrees that these commission
  covenants shall survive any sale, conveyance, lease or other transfer of the building and any breach hereof shall constitute a lien against the building that shall run with the building.

HAZARDOUS SUBSTANCES

  31. During the term of this lease or any extension, renewal or expansion thereof the tenet agrees not to generate, manufacture, store, treat, dispose, release or threaten release of any hazardous waste or substance by tenant or by agent, employee or invitee of tenant on or about any of the property. Tenant also agrees that all the activity of the tenant shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances. Tenant authorizes landlord and it's agents to enter the properties and premises to make sure such inspections and tests, as landlord may deem appropriate to determine compliance of the property with this section of the lease. If tenant does generate, manufacture, store, treat, dispose, release or threaten to release any hazardous waste on the property, tenant shall become liable for cleanup and the cost to cleanup the property. Tenant also agrees to indemnify, hold harmless the landlord against any and all claims, losses, liabilities, damages, penalties and expenses which landlord may directly or incur or suffer as a result from a breach of this section of the lease. Tenant also agrees not to store any junk cars or parts anywhere outside of the premises during the term or extension of this lease.

OUTSIDE STORAGE & LOITERING

Tenant agrees not to store or place any junk, damaged cars, automobile parts or material outside the premises. Tenant understands that no loitering, drag racing, or any excessive noise or music is permitted on or around the premises. Tenant further understands that no pets are allowed on the premises. The existence of any of these violations shall be determined by the sole discretion of the Owner.

     As used herein, the neuter gender shall be construed as feminine or masculine gender, as the case may be.

     This agreement shall bind and benefit the parties hereto and their respective Executors, Administrators, Heirs, Successors and Assigns.



                   SIGNITURE PAGE TO FOLLOW:

       IN WITNESS WHEREOF, the parties have caused this lease to be executed on the date first above written.

       SEALED AND DELIVERED
       IN THE PRESENCE OF:

                                     OWNER: Taub
       Investments

       _________________________     _______________________
       Witness                       Sylvan Taub

                                     Tenant:PSI-TEC
       Corporation


       __________________________    ________________________(seal)
       Witness                       By:
                                     Tenant:PSI-TEC
       Corporation




       ________________________      ________________________(seal)
       Witness                       By: